UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 26, 2022
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AT&T INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-08610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas (Address of Principal Executive Offices)		75202 (Zip Code)
Registrant’s telephone number, including area code (210) 821-4105
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (Par Value $1.00 Per Share)	T	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 5.000% Perpetual Preferred Stock, Series A	T PRA	New York Stock Exchange
Depositary Shares, each representing a 1/1000th interest in a share of 4.750% Perpetual Preferred Stock, Series C	T PRC	New York Stock Exchange
AT&T Inc. 2.650% Global Notes due December 17, 2021	T 21B	New York Stock Exchange
AT&T Inc. 1.450% Global Notes due June 1, 2022	T 22B	New York Stock Exchange
AT&T Inc. 2.500% Global Notes due March 15, 2023	T 23	New York Stock Exchange
AT&T Inc. 2.750% Global Notes due May 19, 2023	T 23C	New York Stock Exchange
AT&T Inc. Floating Rate Global Notes due September 5, 2023	T 23D	New York Stock Exchange
AT&T Inc. 1.050% Global Notes due September 5, 2023	T 23E	New York Stock Exchange
AT&T Inc. 1.300% Global Notes due September 5, 2023	T 23A	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
AT&T Inc. 1.950% Global Notes due September 15, 2023	T 23F	New York Stock Exchange
AT&T Inc. 2.400% Global Notes due March 15, 2024	T 24A	New York Stock Exchange
AT&T Inc. 3.500% Global Notes due December 17, 2025	T 25	New York Stock Exchange
AT&T Inc. 0.250% Global Notes due March 4, 2026	T 26E	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 5, 2026	T 26D	New York Stock Exchange
AT&T Inc. 2.900% Global Notes due December 4, 2026	T 26A	New York Stock Exchange
AT&T Inc. 1.600% Global Notes due May 19, 2028	T 28C	New York Stock Exchange
AT&T Inc. 2.350% Global Notes due September 5, 2029	T 29D	New York Stock Exchange
AT&T Inc. 4.375% Global Notes due September 14, 2029	T 29B	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due December 17, 2029	T 29A	New York Stock Exchange
AT&T Inc. 0.800% Global Notes due March 4, 2030	T 30B	New York Stock Exchange
AT&T Inc. 2.050% Global Notes due May 19, 2032	T 32A	New York Stock Exchange
AT&T Inc. 3.550% Global Notes due December 17, 2032	T 32	New York Stock Exchange
AT&T Inc. 5.200% Global Notes due November 18, 2033	T 33	New York Stock Exchange
AT&T Inc. 3.375% Global Notes due March 15, 2034	T 34	New York Stock Exchange
AT&T Inc. 2.450% Global Notes due March 15, 2035	T 35	New York Stock Exchange
AT&T Inc. 3.150% Global Notes due September 4, 2036	T 36A	New York Stock Exchange
AT&T Inc. 2.600% Global Notes due May 19, 2038	T 38C	New York Stock Exchange
AT&T Inc. 1.800% Global Notes due September 14, 2039	T 39B	New York Stock Exchange
AT&T Inc. 7.000% Global Notes due April 30, 2040	T 40	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due June 1, 2043	T 43	New York Stock Exchange
AT&T Inc. 4.875% Global Notes due June 1, 2044	T 44	New York Stock Exchange
AT&T Inc. 4.000% Global Notes due June 1, 2049	T 49A	New York Stock Exchange
AT&T Inc. 4.250% Global Notes due March 1, 2050	T 50	New York Stock Exchange
AT&T Inc. 3.750% Global Notes due September 1, 2050	T 50A	New York Stock Exchange
AT&T Inc. 5.350% Global Notes due November 1, 2066	TBB	New York Stock Exchange
AT&T Inc. 5.625% Global Notes due August 1, 2067	TBC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as “we” or “AT&T.” AT&T is a holding company whose subsidiaries and affiliates operate worldwide in the telecommunications, media and technology industries.

On November 15, 2021, we sold our Latin America video operations, Vrio. During the third-quarter of 2021, we closed our transaction with TPG Capital to form a new company named DIRECTV and separated our Video business, comprised of our U.S. video operations, and began accounting for our investment in DIRECTV under the equity method.

Overview
We announced on January 26, 2022 that fourth-quarter 2021 net income attributable to common stock totaled $5.0 billion, or $0.69 per diluted share. Fourth-quarter 2021 income per diluted share includes amounts totaling to $(626) million, or $(0.09) per share, resulting from the following significant items: $(0.12) per share for the amortization of merger-related intangible assets, $(0.05) per share from our proportionate share of DIRECTV intangible amortization and $(0.04) per share of other items, partially offset by $0.12 for noncash gains for the annual adjustment related to pension and postemployment benefit accounting. The results compare with a reported net loss attributable to common stock of $(13.9) billion, or $(1.95) per diluted share, in the fourth quarter of 2020. For the full year 2021, net income (loss) attributable to common stock was $19.9 billion versus $(5.4) billion in 2020; earnings (loss) per diluted share were $2.76 compared with $(0.75) for 2020.

Operating revenues in the fourth quarter of 2021 were $41.0 billion, down 10.4 percent from the fourth quarter of 2020, and full-year 2021 revenues were $168.9 billion, down 1.7 percent from the previous full year. Revenues were impacted by our third-quarter separation of the U.S. video business, the November sale of Vrio and lower Business Wireline revenues. The declines were partially offset by higher WarnerMedia revenues, which reflect the partial recovery from the prior-year impacts of the pandemic, and increased Mobility and Consumer Wireline revenues. Full-year 2021 revenues were also impacted by the fourth-quarter 2020 sale of our wireless and wireline operations in Puerto Rico and the U.S. Virgin Islands.

Operating expenses in the fourth quarter of 2021 were $35.7 billion, down 36.8 percent, and full-year 2021 operating expenses were $145.5 billion, down 12.0 percent from the previous full year. Expenses were impacted by our third-quarter separation of the U.S. video business, the November sale of Vrio and higher noncash impairment charges in 2020, including $15.5 billion related to the U.S. video business. The declines were partially offset by higher WarnerMedia programming, marketing and selling costs, and increased domestic wireless equipment costs, including 3G network shutdown costs.

Operating income (loss) in the fourth quarter of 2021 was $5.3 billion compared to $(10.7) billion in the comparable 2020 period, and full-year 2021 operating income was $23.3 billion compared to $6.4 billion for the full-year 2020. AT&T’s fourth-quarter operating income margin was 13.0 percent, compared to (23.5) percent in the comparable 2020 period, and full-year 2021 operating income margin was 13.8 percent compared to 3.7 percent.

Cash from operating activities for the full-year 2021 was $42.0 billion, down $1.2 billion when compared to 2020, impacted by content investment and the separation of the U.S. video business. Total cash paid for WarnerMedia’s content investment in 2021 was $19.2 billion ($4.3 billion higher than the prior-year comparable period). Capital expenditures in 2021 were $16.5 billion, and when including $4.6 billion cash paid for vendor financing and excluding $0.5 billion FirstNet reimbursements, gross capital investment was $21.6 billion ($1.9 billion higher than the prior-year comparable period). During 2021, we received $1.9 billion cash distributions from DIRECTV, with $0.6 billion reported as cash from operating activities and $1.3 billion reported as cash from investing activities.

Segment Summary
We analyze our segments based on, among other things, segment contribution, which consists of operating income, excluding acquisition-related costs and other significant items, and equity in net income (loss) of affiliates for investments managed within each segment. Our reportable segments are: Communications, WarnerMedia and Latin America.

Communications
Our Communications segment consists of our Mobility, Business Wireline and Consumer Wireline business units.

Fourth-quarter 2021 operating revenues were $30.2 billion, up 2.4 percent versus fourth-quarter 2020, with segment operating contribution of $6.5 billion, up 1.4 percent versus the year-ago quarter. The Communications segment operating income margin was 21.4 percent, compared to 21.6 percent in the year-earlier quarter.

Mobility
Mobility revenues for the fourth quarter of 2021 were $21.1 billion, up 5.1 percent versus the fourth quarter of 2020, driven by service revenue growth from subscriber gains and lapping of pandemic impacts on international roaming revenues, and equipment revenue growth from sales of higher-priced smartphones. Mobility operating expenses totaled $15.8 billion, up 5.1 percent versus the fourth quarter of 2020 due to increased equipment costs including 3G network shutdown costs, and higher costs associated with bundling HBO Max, partially offset by lower marketing and support costs. Mobility’s operating income margin was 25.3 percent compared to 25.3 percent in the year-ago quarter.

In our Mobility business unit, during the fourth quarter of 2021, we reported a net gain of 5.3 million wireless subscribers. At December 31, 2021, wireless subscribers totaled 201.8 million (including more than 3.0 million FirstNet connections) compared to 182.6 million at December 31, 2020.

During the fourth quarter, total phone net adds (postpaid and prepaid) were 908,000, with total net adds by subscriber category as follows:
•Postpaid subscriber net adds were 1.3 million, with phone net adds of 884,000 and additions from wearables, non-tablet computing devices and tablets.
•Prepaid subscriber net adds were 29,000, with phone net adds of 24,000.
•Reseller net losses were (177,000).
•Connected device net adds were 4.1 million, 2.4 million of which were attributable to wholesale connected cars.

For the quarter ended December 31, 2021, postpaid phone-only ARPU decreased 0.7 percent versus the year-earlier due to the impacts of promotional discount amortization.

Postpaid phone-only churn was 0.85 percent compared to 0.76 percent in the fourth quarter of 2020. Total postpaid churn was 1.02 percent compared to 0.94 percent in the year-ago quarter.

Business Wireline
Business Wireline revenues for the fourth quarter of 2021 were $5.9 billion, down 5.6 percent versus the year-ago quarter, primarily due to the prior-year increase in demand for pandemic-related connectivity and lower legacy voice and data services, and a strategic decision to deemphasize non-core services. Business Wireline operating expenses totaled $5.0 billion, down 4.8 percent when compared to the fourth quarter of 2020 due to ongoing operational cost efficiencies. Business Wireline operating income margin was 15.2 percent compared to 15.9 percent in the year-earlier quarter.

Consumer Wireline
Consumer Wireline revenues for the fourth quarter of 2021 were $3.2 billion, up 1.4 percent versus the year-ago quarter, driven by growth in broadband (high-speed internet) revenues reflecting fiber subscriber growth and ARPU resulting from increases in higher-revenue fiber customers. Partially offsetting the increase was a decline in legacy voice and data service revenues. Consumer Wireline operating expenses totaled $3.0 billion, up 4.1 percent versus the fourth quarter of 2020, driven by higher advertising, network and technology, and depreciation expenses. These expense increases were partially offset by lower cost deferral amortization expense, reflecting the update to expected subscriber lives in the first quarter of 2021. Consumer Wireline operating income margin was 6.4 percent compared to 8.8 percent in the year-earlier quarter.

At December 31, 2021, Consumer Wireline had approximately 14.2 million total broadband and DSL connections compared to 14.1 million at December 31, 2020. During the fourth quarter, broadband subscribers had net losses of 20,000 (including fiber broadband net adds of 271,000).

WarnerMedia
WarnerMedia revenues for the fourth quarter of 2021 were $9.9 billion, up 15.4 percent versus the year-ago quarter, reflecting the partial recovery from prior-year impacts of the pandemic. The increase was primarily due to higher content and other revenues and subscription revenues, partially offset by lower advertising revenues. Content and other revenues increased driven by higher TV licensing and theatrical, with the prior-year quarter including only one key theatrical release compared to four in fourth-quarter 2021. Subscription revenues increased primarily due to growth of HBO Max subscribers, partially offset by lower wholesale revenues related to the termination of our arrangement with Amazon at the end of the third quarter. DTC subscription revenues were $1.9 billion in the fourth quarter of 2021, versus $1.7 billion in the year-ago quarter. Advertising revenues were lower than the prior year with lower audiences and unfavorable comparisons to the prior-year political environment.

WarnerMedia operating expenses totaled $8.3 billion, up 38.0 percent when compared to the fourth quarter of 2020, driven by higher film and programming costs, increased marketing, and incremental selling costs associated with DIRECTV advertising revenue sharing arrangements. Direct costs supporting DTC revenues were $2.3 billion in the fourth quarter of 2021, versus $1.6 billion in the year-ago quarter.

WarnerMedia segment operating contribution was $1.6 billion, down 37.8 percent versus the year-ago quarter. The WarnerMedia segment operating income margin was 16.0 percent, compared to 29.7 percent in the year-earlier quarter.

Latin America
Our Latin America segment consists of our Mexico business unit, and prior to the November 2021 disposition of Vrio, our Vrio business unit, and is subject to foreign currency fluctuations.

Fourth-quarter 2021 operating revenues were $1.1 billion, down 29.0 percent versus the prior year due to the sale of Vrio. Segment operating contribution was $(80) million, versus $(167) million in the comparable 2020 period. The Latin America operating income margin was (7.4) percent, compared to (11.0) percent in the year-earlier quarter.

Mexico
Wireless revenues were $704 million, down 4.3 percent when compared to the fourth quarter of 2020, primarily due to lower equipment revenues partially offset by increased service revenues resulting from growth in the subscriber base and other services. Operating expenses were $821 million, down 4.8 percent, driven by lower equipment sales volumes. Mexico’s operating income margin was (16.6) percent, compared to (17.1) percent in the year-earlier quarter.

We had approximately 20.4 million Mexico wireless subscribers at December 31, 2021 compared to 18.9 million at December 31, 2020. During the fourth quarter of 2021, we had prepaid net adds of 858,000 and postpaid net adds of 26,000.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise

Item 9.01 Financial Statements and Exhibits.
The following exhibits are furnished as part of this report:

(d)	Exhibits

	99.1	AT&T Inc. selected financial statements and operating data.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: January 26, 2022	By: /s/ Debra L. Dial . Debra L. Dial Senior Vice President and Controller
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